QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ARCHIPLEAGO HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-4298373
(State of Incorporation or Organization)	(IRS Employer Identification No.)

100 South Wacker Drive, Suite 1800, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

        Securities Act registration statement file number to which this form relates: 333-113226

        Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
Common Stock, par value $0.01 per share	The Pacific Exchange, Inc.

        Securities to be registered pursuant to Section 12(g) of the Act:

None (Title of Class)

(Title of Class)

Item 1.    Description of Registrant's Securities to be Registered.

        The description of the common stock, par value $0.01 per share (the "Common Stock"), of Archipelago Holdings, Inc. (the "Registrant") to be registered hereunder is contained under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-113226) (the "Registration Statement") originally filed with the Securities and Exchange Commission on March 2, 2004, as subsequently amended, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference. Copies of such description will be filed with the Pacific Exchange, Inc.

Item 2.    Exhibits.

        List below all exhibits filed as a part of the registration statement:

Exhibit No.	Description
1.	Certificate of Incorporation of Archipelago Holdings, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registration Statement).
2.	Bylaws of Archipelago Holdings, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registration Statement).
3.	Specimen Certificate of Common Stock (incorporated herein by reference to Exhibit 4.1 to the Registration Statement).
4.
Registration Rights Agreement, dated November 12, 2003, among Archipelago Holdings, L.L.C., General Atlantic Partners 77, L.P., GAP Coinvestment Partners II, L.P., GapStar, LLC, GAPCO GmbH & Co. KG, GAP-W, LLC, GAP Archa Holdings, Inc., the Class A Members of Archipelago Holdings, L.L.C. and the affiliates of certain of such Class A Members (incorporated herein by reference to Exhibit 4.2 to the Registration Statement).

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ARCHIPELAGO HOLDINGS, L.L.C.
Date: August 11, 2004	By:	/s/ NELSON CHAI Name: Nelson Chai Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.	Certificate of Incorporation of Archipelago Holdings, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registration Statement).
2.	Bylaws of Archipelago Holdings, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registration Statement).
3.	Specimen Certificate of Common Stock (incorporated herein by reference to Exhibit 4.1 to the Registration Statement).
4.
Registration Rights Agreement, dated November 12, 2003, among Archipelago Holdings, L.L.C., General Atlantic Partners 77, L.P., GAP Coinvestment Partners II, L.P., GapStar, LLC, GAPCO GmbH & Co. KG, GAP-W, LLC, GAP Archa Holdings, Inc., the Class A Members of Archipelago Holdings, L.L.C. and the affiliates of certain of such Class A Members (incorporated herein by reference to Exhibit 4.2 to the Registration Statement).

QuickLinks

EXHIBIT INDEX